UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2010

YOUBLAST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
David J. Sorin, Esq.
SorinRoyerCooper LLC
Two Tower Center Blvd.
East Brunswick, NJ 08816
Phone: (732) 839-0400
Fax: (732) 393-1901

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

As previously reported on a current report filed with the Securities and Exchange Commission on November 26, 2010, YouBlast Global, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “November 2010 Purchase Agreement”) with John Thomas Bridge & Opportunity Fund II, L.P. (“JTBO II”), whereby the Company agreed to sell, and JTBO II agreed to purchase, in one or more tranches, up to $115,000 in principal amount (the “Principal Amount”) of the Company’s debentures for an aggregate purchase price of $115,000 ($65,000 of the Principal Amount was issued on November 18, 2010).

Pursuant to the November 2010 Purchase Agreement, on December 9, 2010, the Company issued a 16% Debenture Due December 31, 2010 (the “December 9, 2010 Debenture”), in the amount of $50,000 (the balance of the Principal Amount) to JTBO II, and the Company incurred indebtedness of $50,000.  JTBO II is a stockholder and debtor of the Company.

The December 9, 2010 Debenture bears interest at a rate of 16% per annum, payable in cash, and is due on the earlier of December 31, 2010, or the third business day after the date on which the Company receives a financing of at least $2,000,000 or more, unless such date is extended or accelerated.  The December 9, 2010 Debenture is unsecured, but, with the exception of the indebtedness to be repaid to Philmore Anderson, IV, pursuant to the terms and conditions of the Company’s investment banking agreement, as amended, the December 9, 2010 Debenture ranks senior to any other debt of the Company and, so long as it is outstanding, no indebtedness of the Company shall become senior to it.  The December 9, 2010 Debenture may not be prepaid, except that upon the closing by the Company of one or more financings in which the Company receives gross proceeds of less than $2,000,000, the Company shall pay an amount equal to 50% of the proceeds of such financing to reduce the principal amount of the December 9, 2010 Debenture.  The December 9, 2010 Debenture contains customary events of default, such as (i) the failure to repay any principal amount and/or interest due under the December 9, 2010 Debenture, (ii) any material inaccuracy of any representation and warranty, (iii) failure to perform any covenant or agreement, (iv) bankruptcy and insolvency events, (v) certain contractual defaults and (vi) entry of certain judgments against the Company; provided, however, that any event of default that was existing and continuing prior to the December 9, 2010 Debenture shall not be the basis for an event of default under the December 9, 2010 Debenture.  If any event of default occurs, all outstanding principal, together with accrued and unpaid interest, shall become immediately due and payable in cash.  Additionally, upon an event of default, the interest rate shall accrue at a rate of 18% per annum.  Upon a change in control of the Company, JTBO II shall have the right (i) to convert the December 9, 2010 Debenture into securities of the same class and type as those being obtained by the acquirer or (ii) to require the Company to repurchase the December 9, 2010 Debenture at 125% of the outstanding principal amount plus accrued and unpaid interest.

The foregoing description of the December 9, 2010 Debenture does not purport to be complete and is qualified in its entirety by reference to the December 9, 2010 Debenture.  A copy of the December 9, 2010 Debenture is attached to this report as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 7, 2010, Joseph Scharf resigned as a director of the Company’s Board of Directors.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Description
4.1	16% Debenture Due December 31, 2010, issued to John Thomas Bridge & Opportunity Fund II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBLAST GLOBAL, INC.

Dated: December 15, 2010	By:	/s/ Jeffrey Forster
Name: Jeffrey Forster
Title: Chief Executive Officer